Exhibit 32.1

Certification of CEO Pursuant to 18 U.S.C. Section 1350,

As Added by Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of William Penn Bancorporation (the “Company”) on Form 10-K for the year ended June 30, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, the undersigned, hereby certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: September 7, 2023

By:	/s/ Kenneth J. Stephon
Name:	Kenneth J. Stephon
Title:	Chairman, President and Chief Executive Officer